UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 10, 2009

Date of Report (Date of earliest event reported)

TelVue Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-17170	51-0299879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Horizon Way, Suite 500,

Mt. Laurel, New Jersey 08054

(Address of principal executive offices)

856-273-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)          At the annual meeting of stockholders of TelVue Corporation (“TelVue”) held on June 10, 2009, our stockholders, upon the recommendation of our Board of Directors, approved the TelVue Corporation 2009 Stock Option Plan (the “2009 Plan”). The 2009 Plan replaces the TelVue Corporation 1999 Stock Option Plan that expired on May 10, 2009. The 2009 Plan permits the granting of incentive stock options (“ISOs”) and stock options that do not qualify as ISOs, for up to 10,000,000 shares of our common stock, to officers, directors, employees or consultants of TelVue or its Affiliates. The term “Affiliates” shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to TelVue within the meaning of section 424(e) or (f) of the Internal Revenue Code of 1986. The full text of the 2009 Plan is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	The TelVue Corporation 2009 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 6, 2009

TelVue Corporation

By:	/s/ Jesse Lerman
Name:	Jesse Lerman
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	The TelVue Corporation 2009 Stock Option Plan.